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                     FOR USE BY HOLDERS OF COMMON STOCK OF
                                COMPSCRIPT, INC.

                                CompScript, Inc.
                        1225 Broken Sound Parkway, N.W.
                           Boca Raton, Florida 33487

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPSCRIPT, INC.

    The undersigned hereby appoints Brian A. Kahan, Gary Splain and Juan C. Cocuy as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the common stock, par value $.0001 per share ("CompScript Shares"), of CompScript, Inc. (the "CompScript") held of record by the undersigned on May 18, 1998 at the special meeting of shareholders of CompScript to be held on June 26, 1998 and any adjournment or postponement thereof (the "Special Meeting").

    The Board of Directors of Compscript has unanimously approved the Merger Agreement and the Merger (each as defined in the accompanying Proxy Statement/Prospectus) and recommends that holders of CompScript Shares vote FOR approval of the Merger Agreement and the Merger.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for proposal 1.

    Please mark, sign, date and promptly return this proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.

      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY

1. Approval of the Agreement and Plan of Merger, as amended, by and among CompScript, Inc., Omnicare, Inc. and CSI Acquisition Corp., and the Merger contemplated thereby, as described in the accompanying Proxy
Statement/Prospectus.

             FOR / /             AGAINST / /             ABSTAIN / /
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                                CompScript, Inc.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

    All other proxies heretofore given by the undersigned to vote CompScript Shares which the undersigned would be entitled to vote if personally present at the Special Meeting, are hereby expressly revoked.
                                              Dated: _____________________, 1998
                                              __________________________________
                                                         Signature(s)
                                              __________________________________
                                                         Signature(s)

    Please date this proxy and sign it exactly as your name or name(s) appear above. When shares are held jointly, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.